Exhibit 99.2

Navistar International Corporation 2701 Navistar Dr. Lisle, IL 60532 USA P: 331-332-5000 W: navistar.com

Media contact:	Bre Whalen, Breana.Whalen@navistar.com, 331-332-3056
Kate Beers, KBeers@brunswickgroup.com, 917-257-4179
Investor contact:	Marty Ketelaar, Marty.Ketelaar@navistar.com, 331-332-2706
Web site:	www.Navistar.com

NAVISTAR BOARD OF DIRECTORS ISSUES STATEMENT REGARDING REVISED PROPOSAL FROM TRATON

LISLE, Ill. – September 14, 2020 – Navistar International Corporation (NYSE: NAV) today issued a statement from its Board of Directors regarding the revised proposal from TRATON SE.

Navistar’s Board of Directors, after careful consideration with the assistance of its financial and legal advisors, has unanimously concluded that while TRATON’s revised proposal of $43.00 per share significantly undervalues the Company and substantial synergies from a combination, it does represent a starting point for further exploring the possibility of a transaction. TRATON has developed a strong strategic relationship with the Company in recent years, and, in light of the 23% increase in their proposal, the Board believes the best way for TRATON to appreciate the true value of a potential combination is to allow it to conduct due diligence and engage in further synergy discussions with the Company.

Navistar does not intend to make any additional comments regarding the proposal, its engagement with TRATON, or the due diligence process unless and until it is appropriate to do so, or a formal agreement has been reached.

JP Morgan and PJT Partners are acting as Navistar’s financial advisors. Sullivan and Cromwell is providing legal counsel. Brunswick is providing communication counsel.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial trucks, proprietary diesel engines, and IC Bus® brand school and commercial buses. An affiliate also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com.

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation

Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and Navistar International Corporation (the “Company”) assumes no obligation to update the information included in this press release. These forward-looking statements include information regarding an unsolicited acquisition proposal. These statements regarding the proposal are not guarantees of performance or results and are subject to a variety of known and unknown risks, uncertainties, assumptions and other factors that are difficult to predict and many of which are beyond the control of the management team of the Company. An extensive list of factors that can affect future results of the Company are set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2019 and our quarterly report on Form 10-Q for the quarter ended April 30, 2020. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

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